FORM
July 22, 2002

State Street Bank and Trust Company
801 Pennsylvania Avenue
Kansas City, MO 64105
Attn: Vice President, Custody

Dear Sir or Madam:

     Lord Abbett Tax-Free Income Trust, a Massachusetts business trust ("Massachusetts Trust"), as a party to the Custodian and Investment Accounting Agreement between various Lord Abbett-sponsored mutual funds and State Street Bank and Trust Company ("State Street") dated November 1, 2001 (the "Agreement"), requests an interpretation to the Agreement pursuant to Section
16. As of July 22, 2002, the Massachusetts Trust has reorganized as a Delaware business trust under an Agreement and Plan of Reorganization.

     The new trust's legal name is the Lord Abbett Tax-Free Income Trust ("Delaware Trust"). It is the Delaware Trust's desire to have State Street render services as custodian and recordkeeper to the Delaware Trust under the terms of the Agreement; therefore, the Delaware Trust requests that State Street agree in writing, to provide such services to the Delaware Trust thereby making the Delaware Trust a Fund under the terms of the Agreement.

     Attached is an Amended Exhibit A to the Agreement that shows the entity names and series of each Fund that participates in the Agreement as of the close of business on July 22, 2002 (the closing date of the reorganization).

     We appreciate your prompt attention to the matter. Please indicate State Street's acceptance by signing below.





----------------------------
Paul A. Hilstad
Vice President and Secretary



Accepted:

----------------------

Vice President, Custody
State Street Bank and Trust Company

                     EXHIBIT A (amended as of July 22, 2002)

ENTITY AND SERIES                                                   TYPE OF ENTITY   JURISDICTION
Lord Abbett Developing Growth Fund, Inc.                            Corporation      Maryland
Lord Abbett Affiliated Fund, Inc.                                   Corporation      Maryland
Lord Abbett Bond-Debenture Fund, Inc.                               Corporation      Maryland
Lord Abbett Mid-Cap Value Fund, Inc.                                Corporation      Maryland
Lord Abbett Large-Cap Growth Fund                                   Business Trust   Delaware
Lord Abbett Blend Trust                                             Business Trust   Delaware
       Lord Abbett Small-Cap Blend Fund
Lord Abbett Securities Trust                                        Business Trust   Delaware
       Alpha Series
       Lord Abbett All Value Fund
       International Series
       Lord Abbett Micro-Cap Growth Fund
       Lord Abbett Micro-Cap Value Fund
       World Bond-Debenture Series
Lord Abbett Research Fund, Inc.                                     Corporation      Maryland
       Lord Abbett Growth Opportunities Fund
       Large-Cap Series
       Small-Cap Value Series
       Lord Abbett America's Value Fund
Lord Abbett Investment Trust                                        Business Trust   Delaware
       Balanced Series
       Core Fixed Income Fund
       Lord Abbett High Yield Fund
       Limited Duration U.S. Government Securities Series
       Lord Abbett Total Return Fund
       U.S. Government Securities Series
Lord Abbett Series Fund, Inc.                                       Corporation      Maryland
       Bond-Debenture Portfolio
       Growth and Income Portfolio
       International Portfolio
       Mid-Cap Value Portfolio
Lord Abbett Global Fund, Inc.                                       Corporation      Maryland
       Equity Series
       Income Series
Lord Abbett Tax-Free Income Fund, Inc.                              Corporation      Maryland
       Lord Abbett California Tax-Free Income Fund
       Lord Abbett Connecticut Tax-Free Income Fund
       Lord Abbett Hawaii Tax-Free Income Fund
       Lord Abbett Minnesota Tax-Free Income Fund
       Lord Abbett Missouri Tax-Free Income Fund
       Lord Abbett National Tax-Free Income Fund
       Lord Abbett New Jersey Tax-Free Income Fund
       Lord Abbett New York Tax-Free Income Fund
       Lord Abbett Texas Tax-Free Income Fund
       Lord Abbett Washington Tax-Free Income Fund
Lord Abbett Tax-Free Income Trust                                   Business Trust   Delaware
       Florida Series
       Georgia Series
       Michigan Series
       Pennsylvania Series
Lord Abbett U.S. Government Securities Money Market Fund, Inc.      Corporation      Maryland